Exhibit 99.1

Press Release

For further information, please contact:
Daniel R. Kadolph, Senior Vice President and Chief Financial Officer (708) 450-6759

MIDWEST BANC ANNOUNCES BOARD CHANGES
Stockholders Add Homer J. Livingston, Jr. and Barry I. Forrester to Board;
LeRoy Rosasco Retires
Stock Option Plan also Ratified at Annual Meeting

MELROSE PARK, IL (May 18, 2005) – Stockholders of Midwest Banc Holdings, Inc. (Nasdaq—MBHI) today elected two long-time veterans of the Chicago financial industry to the board, expanding the board to eleven members from nine. At today’s annual meeting, stockholders elected Homer J. Livingston, Jr. to a three-year term and Barry I. Forrester, CFA, to a two-year term on the board. LeRoy Rosasco’s retirement from the board was announced at the stockholders’ meeting.

Livingston has more than 30 years of experience in the commercial and investment banking industries, including leadership roles at several Chicago-area institutions. He has served as executive vice president in charge of domestic banking for the First National Bank of Chicago; president and chief executive officer of LaSalle National Bank of Chicago; chairman and chief executive officer of Allgemene Bank of the Netherlands North American Operations, trustee of the Southern Pacific Railroad; president and chief executive officer of the Chicago Stock Exchange and chairman and chief executive officer of two bank groups in New Mexico and California. He has also been the partner in charge of the Chicago office for the investment banking firm of Lehman Brothers and the partner in charge of investment banking for commercial banks for William Blair & Company, L.L.C.

Forrester has been a private investor since 2004. Previously, he had worked over 14 years as an investment banker specializing in providing capital markets and merger-and-acquisition advisory services to financial institutions including serving as a vice president in the corporate finance department of William Blair & Company, L.L.C.; a director of the financial services group in the corporate finance department of ABN AMRO Incorporated; and as senior vice president and co-head of the financial institutions group of EVEREN Securities, Inc. Earlier, he was a financial analyst at Crowe Chizek and Company LLC.

“We are pleased to add two new directors with substantial industry insight, financial acumen and business expertise,” said E.V. Silveri, chairman of the board.

“After 37 years of loyal service LeRoy Rosasco has retired from our board. He has provided the company with outstanding contributions over the past four decades and his leadership will be missed,” commented Silveri.

Stockholders also elected James J. Giancola, president and chief executive officer of the holding company, Gerald F. Hartley, chairman of the audit and corporate governance and nominating committees, and Robert D. Small, a director since 1983, to new, three-year terms.

In other action at the annual meeting, stockholders increased the number of shares of common stock available for awards under the company’s 1996 Stock Option Plan to 2,500,000 from 1,725,000 and extended the termination date for the plan from November 2006 to March 2015. The amended plan allows for various types of stock awards, in addition to stock options previously permitted under the plan, and authorizes the board to include non-employee directors in the plan. Stockholders also increased the number of authorized shares of common stock to 32,000,000 from 24,000,000. As of April 1, 2005, there were 18,241,151 common shares outstanding.

Information on MBHI is available on the Internet at www. midwestbanc.com.

Midwest Banc Holdings, Inc. provides a wide range of retail and commercial lending services, personal and corporate trust services, residential mortgage origination, and securities and insurance brokerage activities throughout the greater Chicago metropolitan area and Western Illinois. The Company’s principal operating subsidiaries are: Midwest Bank and Trust Company, Midwest Bank of Western Illinois, Midwest Financial and Investment Services, Inc., and Midwest Bank Insurance Services, L.L.C.

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This press release contains certain “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the Company’s Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company’s business which should be considered in evaluating “Forward-Looking Statements.”